SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               CENDANT CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)

                                   06-0918165
                      (I.R.S. Employer Identification No.)

                   6 Sylvan Way, Parsippany, New Jersey 07054
               (Address of Principal Executive Offices) (Zip Code)

                           RCI RETIREMENT SAVINGS PLAN
                            (Full Title of the Plan)

                             JAMES E. BUCKMAN, ESQ.
               Senior Executive Vice President and General Counsel
                               Cendant Corporation
                                  6 Sylvan Way
                          Parsippany, New Jersey 07054
                     (Name and Address of Agent For Service)
                               Tel: (973) 428-9700
                               Fax: (973) 496-5331
          (Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:
                                ERIC J. BOCK, ESQ
                              Vice President, Legal
                               Cendant Corporation
                                  6 Sylvan Way
                          Parsippany, New Jersey 07054
                               Tel: (973) 496-7207
                               Fax: (973) 496-5331


                 (Calculation of Registration Fee on Next Page)

                         CALCULATION OF REGISTRATION FEE
======================== ---------------------- ---------------------- ---------

                                                                             Proposed
       Title Of                                   Proposed Maximum       Maximum Aggregate          Amount Of
   Securities To Be          Amount To Be        Offering Price Per     Offering Price (1)    Registration Fee (1)
      Registered              Registered              Share (1)
======================== ====================== ====================== ====================== ======================

Common Stock, $.01 par
value                           500,000                $ 37.156             $ 18,578,125             $ 5,481
======================== ====================== ====================== ====================== ======================


(1) Pursuant to Rules 457(c) and (b) under the Securities Act of 1933, as amended (the "Securities Act"), the proposed maximum offering price and the registration fee are based on the average of the high and low prices per share of the Company's Common Stock reported on the New York Stock Exchange Composite
Tape on March 4, 1998.


                                     PART I
                  INFORMATION REQUIRED IN THE 10 (a) PROSPECTUS

                  The documents  containing  the  information  specified in this
Part I will be sent or given to all participants in the RCI Retirement Savings Plan (the "Plan"), as specified by Rule 428(b) (1) under the Securities Act.
Such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

                  The following documents, filed with the Securities and Exchange Commission (the "Commission") by the registrant, Cendant Corporation (formerly named "CUC International Inc." and hereinafter referred to as the "Company"), a Delaware corporation, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein:

                  (1) The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1997 (the "1997 Form 10-K");

                  (2) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended April 30, 1997, July 31, 1997 and October 31, 1997, respectively (the "1997 Form 10-Qs");

                  (3) The Company's Current Reports on Form 8-K dated as of February 4, 1997, February 13, 1997, February 26, 1997, March 17, 1997, May 29,
1997, August 15, 1997,  October 31, 1997,  November 4, 1997,  December 18, 1997,
January 4, 1998, January 27, 1998, January 29, 1998, February 4, 1998, February 6, 1998 and February 17, 1998.

                  (4) The description of the common stock, par value $.01 per share, of the Company (the "Company Common Stock") set forth in the Registration Statements on Form 8-A, dated July 27, 1984 and August 15, 1989 (including any amendment or report filed for the purpose of updating such description).

                  The financial statements filed as part of the Current Report on Form 8-K dated January 29, 1998 are now the historical financial statements of the Company (the "Historical Financial Statements"). The Historical Financial Statements supercede the financial statements appearing in the 1997 Form 10-K and the 1997 Form 10-Qs.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

                  Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

                  Eric J. Bock, Esq. has rendered an opinion on the validity of the securities being registered under the Plan pursuant to this Registration Statement. Mr. Bock is a Vice President of the Registrant. A copy of this opinion is attached as Exhibit 5.1 to this Registration Statement. Mr. Bock holds shares of Company Common Stock and options to acquire shares of Company Common Stock.

Item 6.  Indemnification of Directors and Officers.

                  Section 145 of the General Corporation Law of the State of Delaware (the "GCL") empowers a Delaware corporation to indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter herein, the corporation must indemnify such person against the expenses (including attorney's fees) which he or she actually and reasonably incurred in connection therewith.

                  The Company's By-Laws contain provisions that provide for indemnification of officers and directors to the full extent permitted by, and in the manner permissible under, the GCL.

                  As permitted by Section 102 (b) (7) of the GCL, the Company's Restated Certificate of Incorporation contains a provision eliminating the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

                  The Company has also agreed to indemnify a predecessor auditor for the payment of legal costs and expenses incurred if such predecessor auditor is successful in defense of a legal action or proceeding that arises as a result of the consent of such auditor to the inclusion of its audit reports on the Company's past financial statements in this Registration Statement.

Item 7.  Exemption From Registration Claimed.

                  Not Applicable.

Item 8.  Exhibits.

                  See Exhibit Index.

Item 9.  Required Undertakings.

                  The undersigned Company hereby undertakes:

                  (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii)  To  include  any  material   information  with
         respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on this 6th day of March 1998.


                            CENDANT CORPORATION
                            (Registrant)


                            By: /s/ James E. Buckman
                                James E. Buckman
                              Senior Executive Vice
                              President and General Counsel


                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James E. Buckman, Eric
J. Bock and B. Kirk Shelton, and each and either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed as of March 6, 1998 by the following persons in the capacities indicated.

                 Name                                   Title


                                         Chairman of the Board of
         Walter A. Forbes                Directors

         /s/ Henry R. Silverman          President, Chief Executive
         Henry R. Silverman              Officer and Director
                                         (Principal Executive Officer)

         /s/ Michael P. Monaco           Chief Financial Officer and
         Michael P. Monaco               Director (Principal Financial
                                         Officer)

         /s/ Scott E. Forbes             Senior Vice President--Finance
         Scott E. Forbes                 (Principal Accounting Officer)

         /s/ Stephen P. Holmes           Director
         Stephen P. Holmes

         /s/ Robert D. Kunisch           Director
         Robert D. Kunisch

         /s/ Christopher K. McLeod       Director
         Christopher K. McLeod

                                         Director
         E. Kirk Shelton

                                            Director
         John D. Snodgrass

         /s/ Robert T. Tucker               Director
         Robert T. Tucker

         /s/ James E. Buckman               Director
         James E. Buckman

         /s/ Bartlett Burnap                Director
         Barlett Burnap

                                            Director
         Leonard S. Coleman

                                            Director
         T. Barnes Donnelley

         /s/ Martin L. Edelman              Director
         Martin L. Edelman

         /s/ Frederick D. Green             Director
         Frederick D. Green

         /s/ Stephen A. Greyser             Director
         Stephen A. Greyser

         /s/ Carole G. Hankin               Director
         Carole G. Hankin

         /s/ Brian Mulroney                 Director
         Brian Mulroney, P.C.,
         LL.D.

         /s/ Robert E. Nederlander          Director
         Robert E. Nederlander

         /s/ Burton C. Perfit               Director
         Burton C. Perfit

                                            Director
         Anthony G. Petrello

                                            Director
         Robert W. Pittman

                                            Director
         E. John Rosenwald, Jr.

                                            Director
         Robert P. Rittereiser

         /s/ Stanley M. Rumbough, Jr.       Director
         Stanley M. Rumbough, Jr.

         /s/ Leonard Schutzman              Director
         Leonard Schutzman

                                            Director
         Robert F. Smith


         /s/ Craig R. Stapleton             Director
         Craig R. Stapleton

                                  EXHIBIT INDEX

Exhibit
Number                                      Exhibit Description

  4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 4.1 to the Company's Post-Effective Amendment No. 2 on Form S-8 to the Registration Statement, No. 333-34517, dated December 17, 1997).

  4.2 Amended and Restated By-Laws of the Company (incorporated herein by reference to Exhibit 4.2 to the Company's Post-Effective Amendment No. 2 on Form S-8 to the Registration Statement, No.
                 333-34517, dated December 17, 1997).

  5.1 Opinion of Eric J. Bock, Esq. as to the legality of the shares being issued (including consent).

  5.2 Internal Revenue Service Determination Letter that the RCI Retirement Savings Plan is qualified under Section 401 of the Internal Revenue Code of 1986, as amended.

  23.1 Consent of Deloitte & Touche LLP relating to the financial statements of Cendant Corporation.

  23.2 Consent of Ernst & Young LLP relating to the financial statements of CUC International Inc.

  23.3 Consent of KPMG Peat Marwick LLP relating to the financial statements of PHH Corporation.

  23.4 Consent of Deloitte & Touche LLP relating to the financial statements of Sierra On-Line, Inc.

  23.5 Consent of Deloitte & Touche LLP relating to the financial statements of Avis Rent A Car, Inc.

  23.6 Consent of KPMG Pest Marwick LLP relating to the financial statements of Davidson & Associates, Inc.

  23.7 Consent of Price Waterhouse LLP relating to the audited financial statements of Ideon Group Inc.

  23.8           Consent of Eric J. Bock, Esq. (included in Exhibit 5.1).

  24.1 Powers of Attorney of certain officers and directors of the Company (included on the signature page of this Registration Statement).

                                                                     EXHIBIT 5.1


                               CENDANT CORPORATION
                                  6 Sylvan Way
                          Parsippany, New Jersey 07054



                                                                March 6, 1998

Cendant Corporation
6 Sylvan Way
Parsippany, NJ 07054

                  Re:      Cendant Corporation Registration
                           Statement On Form S-8

Ladies and Gentlemen:

         I am Vice President, Legal of Cendant Corporation, a Delaware corporation (the "Company"), and am rendering this opinion in connection with the Company's filing of a Registration Statement on Form S-8 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), on the date hereof with the Securities and Exchange Commission (the "Commission"). The Company is filing this Registration Statement in order to register up to 500,000 shares of the common stock, par value $.01 per share, of the Company ("Company Common Stock") which members of the RCI Retirement Savings Plan (the "Plan") may select as an investment option under the terms of the Plan. The Company assumed the Plan upon its merger (the "Merger") with HFS Incorporated, a Delaware corporation ("HFS"), pursuant to the terms of an Agreement and Plan of Merger, dated as of May 27, 1997, between the Company and HFS (the "Merger Agreement"). The Merger was consummated on December 17, 1997.

         This opinion is being furnished in accordance with the  requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.

         In connection with rendering this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of the following documents: (i) the Plan; (ii) the trust agreement executed in connection with the Plan; (iii) the Amended and Restated Certificate of Incorporation of the Company, as amended to the date hereof; (iv) the Merger Agreement; (v) resolutions of the Board of Directors of the Company relating to the transactions contemplated by the Merger Agreement; and (vi) such other certificates, instruments and documents as I considered necessary or appropriate for the purposes of this opinion.

         In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making my examination of documents executed by parties other than the Company, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein which we have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

         I am admitted to the Bars of the State of New York and New Jersey, and I do not express any opinion as to the law of any jurisdiction except for the General Corporation Law of the State of Delaware.

         Based upon and subject to the foregoing, I am of the opinion that the shares of Company Common Stock, when issued in accordance with the terms and conditions of the Plan, will be validly issued, fully paid and non-assessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, however, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

                                                          Very truly yours,


                                                          /s/ Eric J. Bock
                                                              Eric J. Bock